                                                                     EXHIBIT 3.4



                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2837126


Examiner

                        The Commonwealth of Massachusetts

                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

Name
Approved


We, Anthony J. Armini, *President



and Stephen N. Bunker, "Clerk


of Implant Sciences Corporation
   (Exact name of corporation)


located at 105 Audubon Road, #5, Wakefield, Ma 01880
(Street address of corporation in Massachusetts)


do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on June 8, 1999 by a vote of


3,951,678 shares of Common Stock of 4,069,320 shares outstanding and
            (type, class & series, if any)


0 shares of Preferred Stock of 0 shares outstanding and (type, class & series, if any)


__ shares of __ of ______ shares outstanding and (type, class & series, if any)


1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:



  C         [ ]
  P         [ ]
  M         [ ]
R.A.        [ ]




                                    ARTICLE I
                         The name of the corporation is:


Implant Sciences Corporation

                                   ARTICLE II

The purpose of the corporation is to engage in the following business activities:

See Continuation Sheet II.A.



*Delete the inapplicable words.   **Delete the inapplicable clause.


P.C.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:



    WITHOUT PAR VALUE                               WITH PAR VALUE

  TYPE       NUMBER OF SHARES       TYPE           NUMBER OF SHARES    PAR VALUE


Common:                            Common:            20,000,000         $.10


Preferred:                         Preferred:          5,000,000         $.10








                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

     See Continuation Sheets IV.A. - IV.C.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     N/A

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     See Continuation Sheets VI.A. - VI.E.

**If there are no provisions state "None".

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:




b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                  NAME             RESIDENTIAL ADDRESS       POST OFFICE ADDRESS
President:

Treasurer:                   See Continuation Sheet VIII.A.

Clerk:

Directors:

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: June

d. The name and business address of the resident agent, if any, of the corporation is:

         N/A

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

     See Continuation Sheet VIII.B.

SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of June   , 1999.



/s/ Anthony J. Armini, *President
---------------------------------

/s/ Stephen N. Bunker, "Clerk
---------------------------------



*Delete the inapplicable words.      **If there are no amendments, state "None".

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION

                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this ______ day of __________________, 19______.


Effective date: _______________



WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF DOCUMENT TO BE SENT TO:


     Rashmi Dyal-Chand
     Foley, Hoag & Eliot LLP
     One Post Office Square
     Boston, MA  02109

Telephone:        (617) 832-1287

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet II.A.
                            ------------------------

II.A.    PURPOSES

         To engage on its own behalf and for others in the business of developing, manufacturing, marketing and selling services and products that enhance the surface properties and performance of metal, ceramic, and plastic biomedical, semiconductor, and other devices; and to buy, sell and distribute goods, wares and merchandise of every kind and description.

         To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in, and to guaranty, any stocks, shares, bonds, notes and obligations of and interests in corporations, joint-stock companies, trusts, associations, partnerships, limited liability companies, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

         To acquire, hold, use, construct, maintain and dispose of buildings, plants, factories, mills, machinery, works, patent rights and privileges, inventions, formulae, trademarks and names, secret processes and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein, for the purposes of the foregoing businesses, and as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust, association, partnership, limited liability company, firm or person, and in such cases to assume all or any part of its or his liabilities.

         To engage in, transact and carry on any or all of the above businesses or any other business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any business or activity which a business corporation organized under the provisions of Chapter 156B of the General Laws of Massachusetts, as amended from time to time, or any successor statute, may lawfully engage in, transact or conduct.

                          IMPLANT SCIENCES CORPORATION

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                            Continuation Sheet IV.A.
                            ------------------------

IV.A.  DESIGNATION AND CLASSIFICATION OF STOCK

         The aggregate number of shares of capital stock which the Corporation has authority to issue is 25,000,000 consisting of:

         (i) 20,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock"); and

         (ii) 5,000,000 shares of Preferred Stock, $.10 par value per share (the "Preferred Stock").

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                            Continuation Sheet IV.B.
                            ________________________


IV.B.    DESCRIPTION OF THE COMMON STOCK

         The description of the Common Stock is as follows:

                  Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provisions of these Articles of Organization, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. Subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders.

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                            Continuation Sheet IV.C.
                            ------------------------


IV.C.    DESCRIPTION OF THE PREFERRED STOCK

         The description of the Preferred Stock is as follows:

         1. Certificate of Designation. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than the total number of authorized shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

         2. Authority of Board. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (a) the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

                  (b) whether any dividend shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (d) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                  (f) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

                  (g) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation or entity, or the merger of any other corporation or entity into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

                  (h) whether shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

                  (i) any other designations, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.A.
                            ------------------------

VI.A.  CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

         Except as otherwise provided in these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation into any other corporation or entity, provided that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                            Continuation Sheet VI.B.
                            ------------------------

VI.B.  LIMITATION OF LIABILITY OF DIRECTORS

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the Massachusetts General Laws, Chapter 156B, as amended or any successor statute (the "Massachusetts Business Corporation Law"), or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of the Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

         If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of the Corporation shall, without any further action of the Board of Directors or the stockholders of the Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law.

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.C.
                            ------------------------

VI.C.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a director of the Corporation, (b) an officer of the Corporation elected or appointed by the stockholders or the Board of Directors, or (c) serving, at the request of the Corporation as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another person, including service with respect to an employee benefit plan (a person described in (a), (b) or (c) may hereinafter be referred to as an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as such a Director or officer of the Corporation or as such other director, officer, employee or agent or in any other capacity while serving as such a Director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law (but in the case of an amendment to the Massachusetts Business Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VI.C. with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this
Article VI.C. shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the Massachusetts Business Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI.C. or otherwise. The Corporation may accept any Undertaking without reference to the financial ability of the Indemnitee to make repayment.

         2. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI.C.

         3. Right of Indemnitee to Bring Suit. If a claim under this Article VI.C. is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the

                          IMPLANT SCIENCES CORPORATION

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Article VI.C. or otherwise shall be on the Corporation.

         4. Non-Exclusivity of Rights. The rights to indemnification and to Advancement of Expenses conferred in this Article VI.C. shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Organization, the By-Laws or any statute, agreement, vote of stockholders or of disinterested Directors or otherwise.

         5. Insurance; Offset. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another person against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law. The Corporation's obligation to provide indemnification under this Article VI.C. shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

         6. Amendments. Without the consent of a person entitled to the indemnification and other rights provided in this Article VI.C. (unless otherwise required by the Massachusetts Business Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article VI.C. with respect to the period prior to such amendment.

         7. Savings Clause. If this Article VI.C. or any portion hereof shall be found invalid on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify

                          IMPLANT SCIENCES CORPORATION

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION

each Indemnitee as to any expenses, liabilities and losses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this
Article VI.C. that shall not have been found invalid and to the fullest extent permitted by applicable law.

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.D.
                            ------------------------

VI.D. MAKING AND AMENDING BY-LAWS; PLACES OF MEETINGS OF STOCKHOLDERS; PARTNERSHIP IN ANY BUSINESS ENTERPRISE

         1. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization or such By-Laws requires action by the stockholders, who shall also have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be altered, amended, or repealed by the Board of Directors or the stockholders.

         2. Meetings of the stockholders may be held anywhere in the United States.

         3. The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

                          IMPLANT SCIENCES CORPORATION

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                            Continuation Sheet VI.E.
                            ------------------------

VI.E.  TRANSACTIONS WITH AFFILIATED PERSONS

         The Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which one or more of its directors, officers or stockholders are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such one or more of the directors, officers or stockholders of the Corporation have or may have any interest which is or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interest may have been necessary to obligate the Corporation upon such contract or transaction.

         At any meeting of the Board of Directors (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any director having such adverse interest may vote or act thereat with like force and effect as if he had no such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the directors. A general notice that a director or officer is interested in any corporation, organization or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such director or officer with respect to all contracts and transactions with such corporation, organization or other concern. No director shall be disqualified from holding office as a director or an officer of the Corporation by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Corporation. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable on account of such adverse interest to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable on such ground for any gains or profits realized thereon.

                          IMPLANT SCIENCES CORPORATION

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                           Continuation Sheet VIII.A.
                           --------------------------


VIII.A.  OFFICERS AND DIRECTORS


Name                                                 Residential Address                   Post Office Address
----                                                 -------------------                   -------------------


President:  Anthony J. Armini                         5 Skytop Drive                               Same
                                                      Manchester, MA

Vice President:  Darlene Deptula-Hicks                2 Sarah's Way                                Same
                                                      Newton, NH

Treasurer:  Darlene Deptula-Hicks                     Same as above                                Same

Clerk:  Stephen N. Bunker                             95 Audubon Road                              Same
                                                      Wakefield, MA

Directors:

         Anthony J. Armini                            Same as above                                Same

         Stephen N. Bunker                            Same as above                                Same

         Robert Hoisington                            1000 South Woodward                          Same
                                                      Unit No. 150
                                                      Birmingham, MI

         Shunkichi Shimizu                            TK Holdings, Inc.                            Same
                                                      PNC Center
                                                      201 E. 5th Street
                                                      Suite 1440
                                                      Cincinnati, OH 45202

                          IMPLANT SCIENCES CORPORATION

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                           Continuation Sheet VIII.B.
                           --------------------------


VIII.B. BRIEF DESCRIPTION OF AMENDMENTS

Article III: Article III has been amended to increase the number of authorized shares of Common Stock from 17,142,857 shares, $.09 par value, to 20,000,000 shares, $.10 par value.

Article IV: Article IV has been amended to revise descriptions of the Common Stock and the Preferred Stock.